UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 6, 2022, AMMO, Inc. (the “Company”) issued a press release announcing that Steven F. Urvan, Chief Strategy Officer, and Susan Lokey, Chief Financial Officer of SpeedLight I, LLC d/b/a GunBroker.com, have been placed on paid administrative leave of absence from these respective positions of employment with the Company. The press release is attached hereto as Exhibit 99.1.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In light of the previously disclosed director nomination notice by Mr. Urvan, the Company has determined that it will hold the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) on a date more than 30 days from the anniversary date of the 2021 annual meeting of stockholders (the “2021 Annual Meeting”), to provide additional time for the Company to evaluate the nominations of Mr. Urvan and to communicate with stockholders regarding the 2022 Annual Meeting. As a result, the deadline for shareholders to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for the 2022 Annual Meeting, as set forth in the Corporation’s proxy statement for the 2021 Annual Meeting, is no longer effective. Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2022 Annual Meeting pursuant to Rule 14a-8 must be received at the Corporation’s principal executive office not later than the close of business on September 20, 2022, which the Company believes is a reasonable time before it begins to print and send its proxy materials for the 2022 Annual Meeting. Further details about the about the 2022 Annual Meeting, including the date, time and location will be set forth in the Company’s notice and definitive proxy statement for the 2022 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: September 6, 2022	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer